UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 31, 2025

TXO Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41605 (Commission File Number)	32-0368858 (IRS Employer Identification No.)
400 West 7th Street, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
(817) 334-7800
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	TXO	New York Stock Exchange
Common Units representing limited partner interests	TXO	NYSE Texas
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On July 31, 2025, TXO Partners, L.P., a Delaware limited partnership (the “Partnership”) entered into Amendment No. 5 and Borrowing Base Agreement (the "Fifth Amendment") of its senior secured credit facility (the “Credit Facility”) with certain commercial banks, as the lenders, and JPMorgan Chase Bank, N.A., as the administrative agent (the "Agent"), which amended the credit agreement, dated as of November 1, 2021, by and among the Partnership, the guarantors party thereto, certain commercial banks party thereto as lenders from time to time, and the Agent (as amended).

The Fifth Amendment (a) increased the borrowing base of the Credit Facility from $275 million to $410 million, (b) extended the maturity date of the Credit Facility to August 30, 2029, and (c) joined certain new lenders to the Credit Facility.

Item 2.01 Completion of Acquisition.

Closing of White Rock Energy, LLC Acquisition

On July 31, 2025, Morningstar Operating, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership, along with North Hudson Resource Partners, LP, completed the previously announced acquisition (the "WRE Acquisition") of certain producing oil and gas assets located in the Elm Coulee field in Montana and North Dakota, from White Rock Energy, LLC.

The WRE Acquisition was completed under the previously reported purchase and sale agreement, dated as of May 13, 2025, and subject to customary purchase price adjustments, for cash consideration of $338.6 million, including a deferred payment of $70.0 million which is due on July 31, 2026.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K with respect to the WRE Acquisition will be filed by the Partnership on an amendment to this Current Report on Form 8-K by not later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.

    On August 5, 2025, the Partnership issued a press release announcing the declaration of its quarterly distribution for the second quarter of 2025. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 5, 2025,the Partnership posted an investor presentation on its website. The presentation may be found on the Partnership’s website at www.txopartners.com by selecting “Investors,” “News & Events” and then “Presentations.” Information on the Partnership’s website does not constitute a part of this Current Report on Form 8-K.

    Information in this Item 7.01 and Exhibit 99.1 of Item 9.01 below shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such a filing.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

Exhibit Number	Description

10.1
Amendment No. 5 and Borrowing Base Agreement, dated July 31, 2025, among TXO Partners, L.P., the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Press Release issued by TXO Partners, L.P. on August 5, 2025

104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXO Partners, L.P.

	By:	TXO Partners GP, LLC
its general partner

Dated: August 5, 2025	By:	/s/ Brent W. Clum
		Name:	Brent W. Clum
		Title:	Co-Chief Executive Officer and Chief Financial Officer

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